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Exhibit to Form 8-K                                                 Exhibit 99.A





                       CHINA PACIFIC ANNOUNCES INTERIM CEO



        China Pacific, Inc. (Nasdaq-SmallCap -CHNA, Date: July 6, 1998) today reported that, effective June 30, 1998, Mr. Clement Mak resigned from his positions as Chairman of the Board of Directors and Chief Executive Officer of the Company, in order to pursue other interests.

        The Company further announced that Ms. Flora Yuk-Ching Cheng has been named by the Board of Directors as the Company's interim Chief Executive Officer, effective immediately. Ms. Cheng has served as Vice President, Secretary and a director of the Company since the Company's acquisition of China Pacific Construction in May 1994. Previously, Ms. Cheng served as Vice President, Secretary and a director of Kiu Yin Investment Co., Ltd. from 1984 to 1996.

        China Pacific, Inc. is a leading producer of steel and iron products in Sichuan Province, the People's Republic of China, through its majority interest in Chengdu Chengkang Iron and Steel.


        Additional corporate information and press releases are available at the Company's web site www.chinapacific.com,or contact:

        China Pacific, Inc. - Los Angeles, CA office,
        Tel: (562) 433-1882




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